Exhibit 21.1
HILLENBRAND, INC.
SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are Indiana companies, unless otherwise noted.

Subsidiaries of Hillenbrand, Inc.
Hillenbrand Indiana Holdings LLC, an Indiana limited liability company
Process Equipment Group, Inc., a New Jersey corporation

Subsidiaries of Hillenbrand Indiana Holdings, LLC
MCP, Inc., an Indiana corporation
WCP, Inc., an Indiana corporation
1300 Holdings, LLC, an Indiana limited liability company

Jointly owned by MCP, Inc. and WCP, Inc.
NADCO, S.A. de C.V., a company organized in Mexico

Subsidiaries of Process Equipment Group, Inc.
Coperion Corporation, a Delaware corporation
K-Tron Investment Co., a Delaware corporation
K-Tron Technologies, Inc., a Delaware corporation
Rotex Global, LLC, a Delaware limited liability company

Subsidiaries of K-Tron Investment Co.
Coperion K-Tron Salina, Inc., a Delaware corporation
Peerless Food Equipment LLC, an Ohio limited liability company

Jointly owned by Coperion K-Tron Salina, Inc., K-Tron Investment Co., and Process Equipment Group, Inc.
Coperion SEA Ltd., a company organized in Thailand

Subsidiary of K-Tron Technologies, Inc.
Unifiller Systems Canada Holdings ULC, a company organized in Canada

Jointly owned by Hillenbrand Indiana Holdings LLC and K-Tron Investment Co.
Milacron LLC, a Delaware limited liability company

Subsidiaries of Milacron LLC
BM&M Screening Solutions Ltd., a company organized in Canada
Herbold Meckesheim USA – Resource Recycling Systems, Inc., a Delaware corporation
DME Company LLC, a Delaware limited liability company
Hillenbrand Luxembourg Inc., a Delaware corporation
Milacron Plastics Technologies Group LLC, a Delaware limited liability company
Milacron Marketing Company LLC, a Delaware limited liability company
Hillenbrand FHN Holdings LLC, a Delaware Limited Liability company
Schenck Process Holding North America, Inc., a Delaware corporation

Baker Perkins, Inc., a Delaware corporation

Subsidiaries of DME Company LLC
D-M-E (China) Limited, a company organized in Hong Kong

Subsidiary of D-M-E (China) Limited
D-M-E Mold Technology (Shenzhen) Company Ltd., a company organized in China

Subsidiaries of Hillenbrand Luxembourg Inc., a Delaware corporation
Hillenbrand Acquisition Holding GmbH, a company organized in Germany
Hillenbrand Switzerland GmbH, a company organized in Switzerland

Subsidiary of Milacron Plastics Technologies Group LLC
Milacron Plastics Machinery (Jiangyin) Co., Ltd., a company organized in China

Subsidiaries of Milacron Marketing Company LLC
Milacron India Private Limited, a company organized in India
Milacron Canada Corp., a company organized in Canada

Jointly owned by DME Company LLC and Milacron India Private Limited
DME (India) Private Limited, a company organized in India

Jointly owned by Milacron Canada Corp and Milacron Marketing Company LLC
Milacron Mexicana Sales S.A. de C.V., a company organized in Mexico

Subsidiaries of Hillenbrand FHN Holdings, LLC
Uni-Systems, Inc., a Washington corporation
BSM LLC, an Ohio limited liability company
Shick Solutions, Inc., a Delaware corporation
VMI North America Corp., a Delaware corporation

Jointly owned by Hillenbrand FHN Holdings, LLC and Hillenbrand Luxembourg Inc.
Hillenbrand UK Holdings Limited, a company organized in England and Wales

Subsidiary of Schenck Process Holding North America
Schenck Process LLC, a Kansas limited liability company

Subsidiaries of Hillenbrand Acquisition Holding GmbH
Gabler Engineering GmbH, a company organized in Germany
Herbold Meckesheim GmbH, a company organized in Germany
DIOSNA Dierks & Söhne GmbH, a company organized in Germany

Subsidiaries of Hillenbrand Switzerland GmbH
Coperion K-Tron (Schweiz) GmbH, a company organized in Switzerland
Hillenbrand Germany Holding GmbH, a company organized in Germany
Hillenbrand Hong Kong Limited, a company organized in Hong Kong
Rotex Global (Hong Kong) Limited, a company organized in Hong Kong

Subsidiary of Hillenbrand France Acquisition Holdings SAS
Linxis Group SAS, a company organized in France

Subsidiary of BSM LLC
Shaffer Manufacturing Corp., an Ohio corporation

Subsidiary of Shick Solutions Inc.
W.D. Laramore Manufacturing, Inc., a Georgia corporation

Subsidiary of Hillenbrand UK Holdings Limited
Baker Perkins Holdings Limited, a company organized in England and Wales
Hillenbrand France Acquisition Holdings SAS, a company organized in France

Subsidiaries of Baker Perkins Holdings Limited
Baker Perkins Limited, a company organized in England and Wales
Process Components Limited, a company organized in England and Wales

Subsidiaries of Baker Perkins Limited
Baker Perkins SAS, a France company

Subsidiary of Process Components Limited
Kemutec B.V., a company organized in the Netherlands

Subsidiary of Schenck Process LLC
Schenck Process FCP Equipamentos Industrias Ltda., a company organized in Brazil

Jointly owned by Baker Perkins Limited, Baker Perkins, Inc., and Schenck Process LLC
Schenck Process (Thailand) Ltd., a company organized in Thailand

Jointly owned by Process Components Limited and Schenck Process LLC
Kemutec S. de R.L., a company organized in Mexico

Subsidiaries of Coperion K-Tron (Schweiz) GmbH
Coperion K-Tron (Shanghai) Co. Ltd., a Chinese FICE
PEG (Wuxi) Manufacturing Co., Ltd., a company organized in China
Milacron B.V., a company organized in the Netherlands
Milacron Nederland B.V., a company organized in the Netherlands
Hillenbrand Poland Sp. z o.o., a company organized in Poland
Mold-Masters Hong Kong Acquisitions Limited, a company organized in Hong Kong

Subsidiary of Hillenbrand Germany Holding GmbH
Coperion GmbH, a company organized in Germany
Hardenberg Immobilien GmbH, a company organized in Germany

Jointly owned by Linxis Group SAS and Hillenbrand France Acquisition Holdings SAS

Linxis Connection SAS, a company organized in France

Subsidiaries of Coperion GmbH
Coperion International Trading (Shanghai) Co. Ltd., a company organized in China
Coperion K.K., a company organized in Japan
Coperion Limited, a company organized in England and Wales
Coperion Ltda., a company organized in Brazil
Coperion Machinery & Systems (Shanghai) Co. Ltd., a company organized in China
Coperion (Nanjing) Machinery Co., Ltd., a company organized in China
Coperion N.V., a company organized in Belgium
Coperion Pelletizing Technology GmbH, a company organized in Germany
Coperion Pte. Ltd., a company organized in Singapore
Coperion S.a.r.l., a company organized in France
Coperion S.L., a company organized in Spain
Coperion S.r.l., a company organized in Italy
OOO “Coperion”, a company organized in the Russian Federation

Subsidiaries of Linxis Connection SAS
Bakon Food Group B.V., a company organized in Netherlands
Esteve SAS, a company organized in France
Unifiller Systems ULC, a company organized in Canada
VMI SAS, a company organized in France, (with immaterial local ownership)

Subsidiary of Bakon Food Group B.V.
Bakon Holding B.V., a company organized in the Netherlands

Subsidiaries of Bakon Holding B.V.
Bakon Bakkerijmachines Holland B.V., a company organized in the Netherlands
Bakon Productie Holland B.V., a company organized in the Netherlands

Subsidiary of Gabler Engineering GmbH
Gabler India Private Ltd., a company organized in India

Subsidiaries of DIOSNA Dierks & Sohne GmbH
Diosna CS s.r.o. a company organized in the Czech Republic
IsernHager GmbH, a company organized in Germany
Pabst Apparatebau GmbH & Co. KG , a company organized in Germany
Pabst Apparataebau Verwaltungs GmbH, a company organized in Germany

Jointly owned by DIOSNA Dierks & Sohne GmbH and IsernHager GmbH
Diosna Process Solutions Private Limited, a company organized in India

Subsidiaries of Unifiller Systems ULC
Unifiller Systems UK Ltd., a company organized in England and Wales

Subsidiaries of Milacron Nederland B.V.
Coperion K-Tron Asia Pte. Ltd., a company organized in Singapore
Coperion K-Tron Deutschland GmbH, a company organized in Germany
Coperion K-Tron Great Britain Limited, a company organized in England and Wales
Rotex Europe Ltd, a company organized in England and Wales
Mold-Masters Beteiligungsverwaltung GmbH, a company organized in Austria
Mold-Masters (U.K.) Ltd., a company organized in England and Wales

Subsidiaries of Milacron B.V.
Milacron U.K. Ltd., a company organized in England and Wales
Tirad s.r.o., a company organized in the Czech Republic
Ferromatik Milacron GmbH, a company organized in Germany
Milacron Czech Republic SPOL s.r.o., a company organized in the Czech Republic
Mold-Masters (2007) Limited, a company organized in Canada
Mold-Masters Singapore (MMS) Pte. Ltd., a company organized in Singapore
Mold-Masters Korea Ltd., a company organized in Korea

Subsidiaries of Ferromatik Milacron GmbH
Mold-Masters France SAS, a company organized in France
Ferromatik Milacron France SAS, a company organized in France
DME Normalien GmbH, a company organized in Germany

Jointly owned by Milacron B.V., Milacron Nederland B.V., and Milacron LLC
D-M-E Europe CVBA, a company organized in Belgium

Subsidiary of D-M-E Europe CVBA
VSI International N.V., a company organized in Belgium

Subsidiary of DME Normalien GmbH
Mold-Masters Europa GmbH, a company organized in Germany

Jointly owned by Mold-Masters (2007) Limited and Milacron B.V.
Milacron Mold-Masters Sistemas de Processamento de Plasticos Ltda., a company organized in Brazil

Subsidiary of Mold-Masters Beteiligungsverwaltung GmbH
Mold-Masters Handelsgesellschaft m.b.h., a company organized in Austria

Subsidiaries of Mold-Masters Hong Kong Acquisitions Limited
Mold-Masters Co. Ltd., a company organized in China
Mold-Masters (Shanghai) International Trade Co. Ltd., a company organized in China

Subsidiary of Mold-Masters Europa GmbH
Mold-Masters Kabushiki Kaisha, a company organized in Japan

Subsidiary of Tirad, s.r.o., a Czech Company

D-M-E Czech Republic s.r.o., a company organized in the Czech Republic

Subsidiary of Rotex Europe Ltd.
Rotex Japan Limited, a company organized in England and Wales

Subsidiary of Coperion K-Tron Asia Pte. Ltd.
PEG Process Equipment India LLP, an Indian partnership (with nominal local ownership)

Subsidiaries of Mold-Masters Co. Ltd.
Mold-Masters (Shenzhen) Co., Ltd.
Mold-Masters (Hefei) Co., Ltd.

Joint Ventures of Coperion GmbH
Coperion Ideal Pvt. Ltd., a company organized in India
Coperion Middle East Co. Ltd., a company organized in Saudi Arabia